SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)    December 31, 1997
                                                    -----------------

                              HIREL HOLDINGS, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)



       Delaware                        0-28524                   65-0666239
       --------                        -------                   ----------
(State or other jurisdiction        (Commission File           (IRS Employer
 or incorporation)                       Number)             Identification No.)



              650 SW 16th Terrace, Pompano Beach, FL 33069 (Address
              -----------------------------------------------------
               of principal executive offices, including zip code)


Registrant's telephone number, including area code       (954) 942-5390
                                                         --------------
        91599 N.E. 10th Avenue, Suite A, North Miami Beach, Florida 33179
        -----------------------------------------------------------------
          (Former name or former address, if changed since last report)



97/4874.100/98497

Other Events.

Item 5.
-------

         Effective December 31, 1997, as a result of an agreement between Marine Power Holdings, Inc. ("Buyer") and Hirel Holdings, Inc. (the "Company"), Hirel Technologies, Inc. ("Technologies") a subsidiary of the Company and Hirel Marketing, Inc. ("Marketing") a subsidiary of the Company (the "Agreement"), Technologies sold to Buyer all the assets (the "Assets") of the Marine Power Division of Technologies located at the Riverside, California; Ponchatoula, Louisiana and Spokane Washington Marine Power Division facilities used in connection with the business of the Marine Power Division of Technologies for a price of $150,000 and the assumption of certain liabilities.

         The Buyer also purchased all the assets of Hirel Marine & Industrial Supply ("Marine"), a Division of Marketing, located at Marine's Lakewood, New Jersey facility, pertaining to, or developed with, respect to the business of Marine for a purchase price of $142,129.

Item 7.
-------

Exhibits

                  (a) Purchase and Sale Agreement between Marine Power Holding, LLC, Hirel Holdings, Inc., Hirel Technologies, Inc. and Hirel Marketing, Inc. dated December 31, 1997 to be filed by amendment.



97/4874.100/98497
                                                         2

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              HIREL HOLDINGS, INC.


                                              By: /s/ Gregory S. Fenech
                                                 -------------------------
                                              Gregory S. Fenech, President

DATED:  January 14, 1998




97/4874.100/98497
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